UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2023, the Board of Directors (the “Board”) of Uranium Energy Corp. (the “Company”) adopted the Uranium Energy Corp. Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Clawback Policy”), with an effective date of November 20, 2023, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 of the Exchange Act (“Rule 10D-1”) and Section 811 of the NYSE American Company Guide (collectively, the “Final Clawback Rules”). The Board has designated the Compensation Committee of the Board as the administrator of the Clawback Policy.

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (collectively, the “Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from the Covered Officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

The foregoing description of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01         Other Events

On November 20, 2023, the Board of the Company also adopted each of:

(a)	A new Cybersecurity Policy for the Company (the “Cybersecurity Policy”);

(b)	An updated Audit Committee Charter for the Company (the “Audit Committee Charter”);

(c)	An updated Board Mandate for the Company (the “Board Mandate”); and

(d)	A new Insider Trading, Reporting and Blackout Policy for the Company (the “Insider Trading, Reporting and Blackout Policy”).

The Cybersurity Policy has been adopted as a result of the SEC’s July 26, 2023 adopted and finalized rules (the “Cybersecurity Rules”) to enhance and standardize disclosures regarding cybersecurity risk management, strategy, governance and incident reporting by public companies that are subject to the reporting requirements of the Exchange Act.

Each of the Company’s updated Audit Committee Charter and Board Mandate were revised to include cybersecurity as a specific responsibility.

The new Insider Trading, Reporting and Blackout Policy simply combines and updates certain of the Company’s existing insider trading and related reporting and blackout provisions previously provided for in certain of the Company’s existing corporate governance materials and including, without limitation, the Company’s existing Securities Trading and Reporting Guidelines.

The foregoing descriptions of each of the new Cybersecurity Policy, the updated Audit Committee Charter, the updated Board Mandate and the new Insider Trading, Reporting and Blackout Policy do not purport to be complete and are qualified in their entirety by reference to the full text of the Cybersecurity Policy, the Audit Committee Charter, the Board Mandate and the Insider Trading, Reporting and Blackout Policy, a copy of each of which are filed as Exhibits 99.2 through 99.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)                    Exhibits

Exhibit	Description
99.1	Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation
99.2	Cybersecurity Policy
99.3	Audit Committee Charter
99.4	Board Mandate
99.5	Insider Trading, Reporting and Blackout Policy
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: November 24, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer
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